Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Information Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333‑63342, 333-103266, 333-131601, 333-131602, 333-132844, 333-132845, 333-138654, 333-146080, 333-157575, 333-158960, 333-162262, 333-190793, 333-206214, 333-206832, and 333-208266) on Form S-8 and (No. 333-131593 and 333-212372) on Form S-3 of Fidelity National Information Services, Inc. and subsidiaries (the Company) of our reports dated February 20, 2020, with respect to the consolidated balance sheets of the Company as of December 31, 2019 and 2018, the related consolidated statements of earnings, comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10‑K of the Company.

Our report dated February 20, 2020, on the consolidated financial statements of the Company contains 1) an explanatory paragraph which states that the Company has changed its method of accounting for leases in response to the adoption of Accounting Standards Codification Topic 842, Leases, and 2) an emphasis of matter paragraph which states the Company acquired Worldpay, Inc. on July 31, 2019. Our report dated February 20, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, Worldpay, Inc.’s internal control over financial reporting associated with 73% of total assets, consisting principally of goodwill and other intangible assets, and 18% of total revenue included in the consolidated financial statements of the Company as of and for the year ended December 31, 2019, and our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Worldpay, Inc.

/s/ KPMG LLP

Jacksonville, Florida
February 20, 2020